As filed with the Securities and Exchange Commission on May 31, 2006
                                                 Registration No. 333-______

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              FNB CORPORATION
          (Exact name of registrant as specified in its charter)

   Virginia
(State or other
jurisdiction of                                        54-1791618
incorporation or                                     (I.R.S. Employer
organization)                                        Identification No.)

                 105 Arbor Drive
             Christiansburg, Virginia                        24073
    (Address of principal executive offices)               (Zip code)

                 FNB CORPORATION 2006 INCENTIVE STOCK PLAN
                        (Full title of the plan)

                           William P. Heath, Jr.
                  President and Chief Executive Officer
                             105 Arbor Drive
                     Christiansburg, Virginia 24073
                             (540) 382-4951
   (Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

                         Susan S. Ancarrow, Esquire
                            Troutman Sanders LLP
                              1001 Haxall Point
                                P.O. Box 1122
                       Richmond, Virginia  23218-1122
                         Telephone:  (804) 697-1861
                         Facsimile:  (804) 698-6015

                       CALCULATION OF REGISTRATION FEE
                                                  Proposed
Title of each class of   Amount to  Proposed      maximum       Amount of
securities to be         be         maximum       aggregate     registration
registered               registered offering      offering      fee
                                    price per     price
                                    share

Common Stock, $5.00
par value                500,000
                         shares     $32.86      $16,430,000     $1,758.01
                            (1)       (2)           (2)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 1933 Act), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plan.

(2) Pursuant to Rule 457(h)(1) under the 1933 Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of FNB Corporation Common Stock on May 24, 2006 as reported on the Nasdaq Stock Market System.

       Part I - Information Required in the Section 10(a) Prospectus

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*

* The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428.


          Part II - Information Required in the Registration Statement

Item 3.     Incorporation of Documents by Reference.

     FNB Corporation (the Company or the Registrant) hereby incorporates by reference into this registration statement the following documents:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission (the Commission) on March 10, 2006;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed with the Commission on April 28, 2006;

     (c) The Company's Current Reports on Form 8-K, as filed with the Commission on January 27, 2006, March 1, 2006, April 14, 2006, and May 15, 2006; and

     (d) The description of the Company's common stock contained in the "Description of FNB Capital Stock" in the Company's Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 (No. 333-104723) with the Commission on April 24, 2003, as amended on May 12, 2003 (Amendment No. 1), as it may be amended by any amendment or report filed subsequent to this registration statement for the purpose of updating such description.

     All documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the 1934 Act) and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     Not applicable.

Item 6.     Indemnification of Directors and Officers.

     Article VI of the Company's Articles of Incorporation mandates indemnification of the Company's directors and officers to the full extent permitted by the Virginia Stock Corporation Act as now and hereafter in effect. The Virginia Stock Corporation Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation's articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The Company's Articles of Incorporation provide that the Company's directors and officers will not be monetarily liable to the Company or the Company's shareholders, if such limitation is permissible under the Virginia Stock Corporation Act. This limitation does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of the Company's Articles of Incorporation, together with the Virginia Stock Corporation Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

     Article VI of the Company's Articles of Incorporation also mandates indemnification of the Company's directors and officers to the full extent permitted by the Virginia Stock Corporation Act. The Virginia Stock Corporation Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. The Company is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

     The Company has purchased a Directors and Officers liability insurance policy. Subject to the terms and conditions of the policy, insuring clause A of the policy provides coverage to the Company's officers and directors for losses for which the Company has not paid indemnification to the officers and directors. Subject to the terms and conditions of the policy, insuring clause B of the policy reimburses the Company for indemnification paid to its officers and directors pursuant to agreement or as permitted or required by law.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

     An Exhibit Index appears at page 7 hereof.

Item 9.     Undertakings.

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding, the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Christiansburg, Commonwealth of Virginia, on May 30th, 2006.


                                             FNB CORPORATION
                                               (Registrant)

                                             BY:  /s/ William P. Heath, Jr.
                                             President and Chief Executive
                                             Officer


                              POWERS OF ATTORNEY
                                     AND
                                  SIGNATURES

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William P. Heath, Jr. and Daniel A. Becker, and each of them, with full power of substitution, as his attorneys-in-fact and agents for him and in his name and on his behalf as a director and/or officer of FNB Corporation to prepare, execute and file any and all amendments, including post-effective amendments, or supplements to this registration statement on Form S-8, and other documents (including any necessary amendments thereof) which such attorneys-in-fact may deem appropriate or necessary and to cause the same to be filed with the Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on this 30th day of May, 2006.


         Signature                                    Title

   /s/William P. Heath, Jr.             President and Chief Executive Officer
      William P. Heath, Jr.                        and Director
                                            (Principal Executive Officer)

   /s/Daniel A. Becker                      Executive Vice President and
      Daniel A. Becker                        Chief Financial Officer
                                   (Principal Accounting Officer and Principal
                                                 Financial Officer)

   /s/Kendall O. Clay                                Director
      Kendall O. Clay

   /s/Glen C. Combs                                  Director
      Glen C. Combs

   /s/Douglas Covington                              Director
      Douglas Covington

   /s/Beverley E. Dalton                             Director
      Beverley E. Dalton

   /s/Daniel D. Hamrick                              Director
      Daniel D. Hamrick

   /s/F. Courtney Hoge                               Director
      F. Courtney Hoge

   /s/Steven D. Irvin                                Director
      Steven D. Irvin

   /s/Harold K. Neal                                 Director
      Harold K. Neal

   /s/Raymond D. Smoot, Jr.                          Director
      Raymond D. Smoot, Jr.

   /s/Charles W. Steger                              Director
      Charles W. Steger

   /s/Jon T. Wyatt                             Chairman of the Board
      Jon T. Wyatt                                 and Director

                             EXHIBIT INDEX

Exhibit
Number

5 Opinion of Troutman Sanders LLP with respect to the validity of the Common Stock under the Plan, filed herewith.

23.1  Consent of Troutman Sanders LLP (contained in Exhibit 5 hereto).

23.2  Consent of Brown, Edwards & Company, L.L.P., filed herewith.

24 Powers of Attorney (included on the signature page of this registration statement).

99 FNB Corporation 2006 Incentive Stock Plan (incorporated by reference to Appendix A to Registrant's Definitive Proxy Statement on Schedule 14A filed on March 31, 2006).